Exhibit 99.1

Tidewater Announces Conference Call

NEW ORLEANS, July 10, 2009 – Tidewater Inc. (NYSE: TDW) announced today that its fiscal 2010 first quarter (ended June 30, 2009) earnings release and conference call have been scheduled for Wednesday, July 29, 2009. The press release will be issued before the market opens, and the conference call will begin at 10:00 a.m. CDT.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. CDT on July 29, 2009, and will continue until 11:59 p.m. CDT on July 31, 2009. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the US). The conference call ID number is 18964052.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, (www.tdw.com). The online replay will be available until August 29, 2009.

Tidewater Inc. owns 404 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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